UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

FERMAVIR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue New York, New York 10170
(Address of Principal Executive Offices)

(212) 375-2630
(Registrant’s telephone number, including area code)

Venus Beauty Supply, Inc. 31-51 Steinway Street Long Island City, NY 11103
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this report gives effect to a corporate name change and 35.28 for one stock split which are contained in an amendment to our articles of incorporation which was filed with the Florida Secretary of State on August 17, 2005 and becomes effective on August 22, 2005.

Section 1 - Registrants Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On August 16, 2006 we adopted the FermaVir Pharmaceuticals, Inc. 2005 Equity Compensation Incentive Plan (the “Equity Plan”) by consent of our then sole director and consent of more than a majority of our outstanding shares. The Equity Plan authorizes the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory options and restricted stock awards with respect to up to 7,500,000 shares of our common stock. Additional information concerning the Equity Plan, outstanding options and the terms of outstanding options is set forth in Item 5.01 of this report and is incorporated herein by reference.

In connection with the completion of the acquisition of assets described in response to Item 2.01 of this report, we entered into a stock Repurchase Agreement, Consulting Agreement and Management Rights Agreement, the material terms of which are set forth in response to Items 2.01, 2.03 and 5.01 of this report and information required to be disclosed in response to this Item is incorporated by reference to such disclosure.

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

Introduction

On August 16, 2005, we acquired all of the outstanding shares of FermaVir Research, Inc., a Delaware corporation (“FermaVir Research”) pursuant to a Securities Exchange Agreement dated August 11, 2005, between us and the shareholders of FermaVir Research (the “Exchange Agreement”), completed a redemption of outstanding shares, closed on a private placement of securities and took action to split our outstanding common stock and changed our name to “FermaVir Pharmaceuticals, Inc.”.

The Transactions

We issued 1,829,000 shares of our restricted common stock in exchange for all of the outstanding shares of capital stock of FermaVir Research and issued 1,850,000 options under our newly adopted Equity Plan in satisfaction of options that were outstanding to purchase shares of FermaVir Research. Simultaneously with the acquisition, we sold 2,825,000 shares of our common stock and 423,750 five year warrants to 17 accredited investors for $2,118,390 in a private placement. In addition, we redeemed the now equivalent of 67,680,000 shares of our common stock from Panetta Partners, Inc., a principal shareholder for $750,000 ($0.011 per share), of which $350,000 was paid by our issuance of a 6% unsecured promissory note due November 15, 2005. The promissory note is due with interest on November 15, 2005 and requires prepayment of principal from the net proceeds received by us from the sale of securities or borrowings. The note contains standard acceleration provisions which may require us to pay the full principal balance of the note in the event of insolvency, bankruptcy or our failure to comply with material agreements between us and the note holder and its affiliates.

The shares issued for the acquisition and private placement, after the repurchase of stock, constitute approximately 57% of our outstanding common stock.

FermaVir Research is a development stage biotechnology company that has licensed patents on a series of compounds for the treatment of viral diseases including compounds for the treatment of varicella zoster virus (“VZV”), the causative agent for shingles and chickenpox and human cytomegalovirus (“CMV”), a member of the herpes virus group which includes the viruses that cause chicken pox, mononucleosis, herpes labialis (cold sores) and genitalis (genital herpes). FermaVir Research has performed preclinical studies on its compounds and has selected a clinical candidate for development for the treatment of shingles. FermaVir Research’s clinical candidate is currently undergoing extensive preclinical  testing.  FermaVir Research is contracting and supervising the pharmacology and safety studies of its clinical candidate in order to file an Investigational New Drug Application (IND) with the Food and Drug Administration (FDA).  Upon acceptance of the IND, FermaVir Research intends to commence Phase I safety studies of its clinical candidate for the treatment of shingles in humans. In addition, FermaVir Research intends to identify from its proprietary anti-viral compounds, a clinical candidate for the treatment of CMV infections in transplant patients. FermaVir Research is also currently seeking other opportunities and technologies for in-licensing from academic, research institutions and commercial sources which would complement and enhance its business.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Item

Information responsive to this Item relating to our issuance of a 6% Note due November 15, 2005 is incorporated by reference to the disclosures concerning the note set forth in Item 2.01 of this report.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

The shares of common stock were issued as consideration for the acquisition of FermaVir Research. Common stock and warrants issued in the private placement and options issued under the Equity Plan were issued in reliance upon the exemption from registration under the Securities Act of 1933, as amended, in reliance upon Sections 4(2) and 4(6) and Rule 506 of Regulation D. Each of the persons to whom securities were issued, represented that they were accredited investors and such sales were made without the payment of any consideration or assistance of any broker-dealer.

Section 5. Corporate Governance and Management

Item 5.01	Changes in Control of the Registrant

On August 16, 2005 the issuance of shares of our common stock, together with the private placement and stock repurchased described in Item 2.01 of this report, resulted in the loss of voting control formerly held by Panetta Partners Ltd. Their percentage of ownership of our common stock was reduced from approximately 89% to approximately 18%. In addition, on August 16, 2005, Sarah Boothe resigned as an officer and director, after appointing the following persons to serve as our officers and directors following the acquisition of FermaVir Research:

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of August 16, 2005:

Name	Position
Gabriele M. Cerrone Geoffrey W. Henson, Ph.D. Erik De Clercq, MD, Ph.D. Richard J. Whitley, MD Chris McGuigan, Ph.D.	Chairman CEO, President, Secretary and Director Director Director Director

Gabriele M. Cerrone. Mr. Cerrone was appointed to be our Chairman of the Board of Directors on August 16, 2005. From March 1999 to January 2005, Mr. Cerrone served as a Senior Vice President of Investments of Oppenheimer & Co. Inc., a financial services firm. Prior to such affiliation, Mr. Cerrone held the position of Managing Director of Investments at Barrington Capital, L.P., a merchant bank, between March 1998 and March 1999. Between May 2001 and May 2003, Mr. Cerrone served on the board of directors of SIGA Technologies, Inc. Mr. Cerrone currently serves as Chairman of the Board and a consultant to Callisto Pharmaceuticals,

Inc., a biotechnology company. In addition, Mr. Cerrone currently serves as Co-Chairman of the Board and a consultant to Xenomics, Inc., a molecular diagnostics company.

Geoffrey W. Henson, Ph.D. Dr. Henson was appointed CEO, President, Secretary and a director on August 16, 2005. He served as the CEO of FermaVir Research since March 2005. Geoffrey Henson was a founder and Chief Operating Officer of AnorMED, a Canadian biopharmaceutical company from 1996-2000. Dr. Henson was responsible for three new INDs on new agents at AnorMED. Dr. Henson also negotiated several significant out-licensing transactions for AnorMED drugs. Prior to that, he held a number of management and scientific positions in the Biomedical Research Group at Johnson Matthey from 1985-1996. From 1982-1985, Dr Henson was a researcher and member of the Basel Institute for Immunology in Basel, Switzerland. From 1978-1981, Dr. Henson did research at the Roswell Park Memorial Cancer Institute.

Erik De Clercq, MD, Ph.D. Erik De Clercq was appointed director April 16, 2005 and has served as a director of FermaVir Research since March, 2005. He is Full Professor, Leuven University Medical School, Leuven, Belgium; Chairman, Directory Board, Rega Institute, Leuven University; Chairman, Directory Board, Rega Foundation, Leuven; Chairman, Department of Microbiology and Immunology, Leuven University. Professor De Clercq has made substantial achievements to the pharmaceutical armamentarium by being an inventor or co-inventor of six currently approved drugs for anti-viral therapy. Several other drugs of which he is a co-inventor or has made significant scientific advances are in development. He has published more than 2000 scientific papers mostly in the area of anti-viral therapy. Professor DeClercq is and has served on many editorial boards over his career. He has been invited to lecture worldwide on anti-viral chemotherapy. He has received numerous honorary degrees from international organizations and universities. He is and has been a scientific advisor for many pharmaceutical companies. Since 2001 he has received the following major awards: 1. The Otto Krayer Award for Pharmacology (American Society of Pharmacology and Experimental Therapeutics). 2. The Hamao Umezawa Memorial Award, the highest award given by the International Society of Chemotherapy (ISC) for outstanding contributions in the field of chemotherapy. 3. The René Descartes Prize with his collaborators, the highest award bestowed by the European Union, for Scientific and Technological Excellence in European Collaborative Research. 4. The Blaise Pascal Medal for Science and Technology of the European Academy of Sciences. 5. The Gertrude Elion Distinguished Lecture Award.

Richard J. Whitley, MD. Richard Whitley was appointed director August 16, 2005 and has served as a director of FermaVir Research since March, 2005. He is Professor of Pediatrics, Microbiology, Medicine and Neurosurgery; Loeb Scholar in Pediatrics; Director, Division of Pediatric Infectious Diseases; Vice-Chair, Department of Pediatrics; Senior Scientist, Department of Gene Therapy; Senior Scientist, Cancer Research and Training Center; Associate Director for Clinical Studies, Center for AIDS Research; and Director, Center for Biodefense and Emerging Infections, at the University of Alabama at Birmingham. Dr. Whitley is responsible for the National Institute of Allergy and Infectious Diseases Collaborative Antiviral Study Group, whose role is to perform clinical trials of antiviral therapies directed against medically important viral diseases of children and adults, including viruses considered as threats to human health. Dr Whitley’s other research interest is in the translation of molecular biology to clinical application, particularly in the development of human monoclonal antibodies for therapy of herpesvirus infections and engineering of herpes simplex virus for gene therapy. In these latter studies, he and his colleagues have engineered herpes simplex virus to serve as a vector for foreign gene expression. These viruses have been advanced into human treatment studies of glioblastoma multiforme. Dr Whitley has published over 260 articles. He serves on numerous government advisory committees, including VERBAC and the Board of Scientific Councilors for National Institute for Allergy and Infectious Diseases at the National Institutes of Health.

Chris McGuigan, Ph.D. Chris McGuigan was appointed director August 16, 2005 and has served as a director of FermaVir Research since March, 2005. He is Professor, Welsh School of Pharmacy, Chairman of Departmental Research Committee and Director of Research, Head of Medicinal Chemistry. He is the Chemistry Editor for Antiviral Chemistry and Chemotherapy. Professor McGuigan is on the Editorial Board Member for Journal of Medicinal Chemistry. He is author of over 130 papers and inventor on ten patents. He has received several important awards for his work: 1. William Prusoff Award of the International Society for Antiviral Research 2. The Rene Descartes Prize for European Collaboration with his collaborators (including Professor De Clercq) 3.The GlaxoSmithKline International Achievement Award for 2004. He is currently the President-elect and Board member of the International Society for Antiviral Research.

Committees and Management Rights Agreement

We presently have only one standing committee of the Board which is the Senior Executive Selection and Oversight Committee which was formed pursuant to a charter on August 16, 2005. The committee may consist of up to three members and presently only has one member, the Chairman of the Board. The committee’s primary responsibilities is to evaluate and provide successor planning for the chief executive, accounting and financial officers. Pursuant to a Management Rights Agreement dated August 16, 2005 between Panetta Partners, Ltd., our Chairman and us, the membership of the committee is to consist of the Chairman, a designee of Panetta (the “Designee”) and an independent member of the board. The agreement requires that the Designee, subject to applicable regulatory and exchange requirements be a member of the nominating, compensation and audit committees of the board, when we form them. In addition, the agreement requires certain extraordinary corporate actions like mergers, major capital expenditures and below market issuances of common stock be approved by the vote of committees of the board or the entire board, including the affirmative vote of the Designee.

Employment Agreements

On March 4, 2005, Dr. Henson and FermaVir Research entered into a letter agreement. Pursuant to the letter agreement, we will employ Dr. Henson as Chief Executive Officer for a period of 4 years commencing April 4, 2005. Dr. Henson will be paid an annual base salary of $210,000 and he is eligible to receive a cash bonus of up to 20% of his salary per year. FermaVir Research granted an aggregate 800,000 incentive stock options to Dr. Henson and we granted replacement options under the Equity Plan with an exercise price of $1.10 per share. As part of the acquisition 150,000 of such options shall vest on the first anniversary of the grant, 175,000 of such options shall vest on the second anniversary of the grant, 225,000 of such options shall vest on the third anniversary of grant and the remaining 250,000 options shall vest on the fourth anniversary of the grant.

Consulting Agreement

Gabriele M. Cerrone, our Chairman, serves as a consultant to us pursuant to an agreement entered into on August 16, 2005. The term of the agreement is for three years with automatic renewal for successive one year periods unless either party gives notice to the other not to renew the agreement. The duties of Mr. Cerrone pursuant to the agreement consist of business development, strategic planning, capital markets and corporate financing consulting advice. Mr. Cerrone's compensation under the agreement is $16,500 per month. In the event the agreement is terminated without cause or for good reason, Mr. Cerrone will receive a cash payment equal to the aggregate amount of the compensation payments for the then remaining term of the agreement. In addition, in such event, all unvested stock options owned by Mr. Cerrone will immediately vest and the exercise period of such options will be extended to the later of the longest period permitted by our stock option plans or ten years following termination. In the event a change of control of our company occurs, Mr. Cerrone shall be entitled to such compensation upon the subsequent termination of the agreement within two years of the change in control unless such termination is the result of Mr. Cerrone's death, disability or retirement or Mr. Cerrone's termination for cause.

Stock Option Plan

We plan to rely on incentive compensation in the form of stock options and restricted stock grants to retain and motivate directors, executive officers, employees and consultants. Incentive compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers, employees and consultants, to encourage them to remain with us and to enable them to develop and maintain an ownership position in our common stock.

The 2005 Equity Compensation Incentive Plan authorizes the grant of stock options and restricted stock warrants to directors, eligible employees, including executive officers, and consultants. The value realizable from exercisable options is dependent upon the extent to which our performance is reflected in the value of our common stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers and other employees. We plan to approve the granting of options in order to motivate these employees to maximize stockholder value. Generally, vesting for options granted under the stock option plan will be determined at the time of grant, and options will expire after a 10-year period. Options will generally be granted at an exercise price not less than the fair market value at the date of grant. As a result of this policy, our directors, executives, employees and consultants are rewarded economically only to the extent that the stockholders also benefit through appreciation in the market. Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, the compensation committee of the Board of Directors (or in the absence of such a committee, the Board) evaluates each executive's total equity compensation package. The compensation committee generally reviews the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. We consider equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of its stockholders.

As of August 16, 2005, 1,850,000 options were outstanding under the stock option plan. There are 7,500,000 shares available to be the subject of options and awards under the plan. The options granted under the plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The stock option plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

PRINCIPAL STOCKHOLDERS

The following table indicates beneficial ownership of our common stock as of August 17, 2005:

•	By each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	By each of our executive officers and directors; and

•	By all of our executive officers and directors as a group.

Unless other indicated, the address of each beneficial owner listed below is c/o FermaVir Pharmaceuticals, Inc., 420 Lexington Avenue, Suite 1609, New York, New York 10170.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 16,354,000 shares of our common stock issued and outstanding as of August 17, 2005.

Name of Beneficial Owner	Number of Shares	Percentage
Named executive officers and directors:
Gabriele M. Cerrone	2,880,000(1)	17.61%
Geoffrey W. Henson, Ph.D.	0(2)	0%
Erik De Clercq, MD, Ph.D.	525,000(3)	3.11%

Chris McGuigan	1,029,000	6.29%
Richard J. Whitely, MD	0	0%
All Officers and Directors as a Group (5 persons)	4,434,000	26.27%

5% or greater holders:
Panetta Partners Ltd. 1275 First Avenue, Suite 296 New York, NY 10021	2,880,000	17.61%

(1)
Consists solely of shares of common stock owned by Panetta Partners, Ltd. Mr. Cerrone is the sole general partner of Panetta Partners, Ltd. and in such capacity only exercises voting and dispositive control over securities owned by Panetta. As such, Mr. Cerrone may be deemed, solely for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, to “beneficially” own securities in which he has no pecuniary interest and he therefore disclaims such beneficial interest.

(2)	Does not include 800,000 shares that may be obtained upon the exercise of stock options that are not vested which, and by their terms, are not exercisable within 60 days..

(3)	Consists of 525,000 shares which may be obtained within 60 days upon the exercise of outstanding stock options.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Information responsive to this Item is incorporated by reference to Item 5.01 of this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 16, 2005 we approved an amendment to our Florida Articles of Incorporation which changes our corporate name to “Fermavir Pharmaceuticals, Inc.”, split our outstanding common stock 35.28 for one and restored our authorized capital stock to 120,000,000 shares, of which 100,000,000 shares are common stock, $.0001 par value and 20,000,000 shares are preferred stock, $.001 par value. The amendment is effective August 22, 2005. We also amended our by-laws to (a) fix the maximum number of directors at 11; (2) provide for the appointment of a chairman of the board; (3) permit the payment of a flat amount for attending meetings of the board; (4) clarify the authority of vice presidents; (5) require indemnification of officers and directors to the fullest extent permitted by Florida law; and (6) provide for the issuance of stock certificates rather than book-entry.

Item 7.01	Regulation FD Disclosure

On August 17, 2005, we issued a press release concerning the completion of the acquisition of Fermavir Research. A copy of the press release we issued concerning the forgoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional information concerning our company following the acquisition of Fermavir Research, including certain risks of its business, will furnish in the form of a “Descriptive Memorandum”

as Exhibit 99.2 in an amendment to this report. Such information is not deemed to be “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(a)	The Financial Statements required by Item 310 of Regulation S-B pertaining to Fermavir Research, Inc. and proforma financial information will be filed as an amendment to this report.

(c)	Exhibits

Exhibit Number	Description

3.1	Articles of Amendment of Articles of Incorporation of Venus Beauty Supply, Inc.
3.2	Amended and Restated Bylaws of FermaVir Pharmaceuticals, Inc.
4.1	Form of Stock Purchase Warrant of FermaVir Pharmaceuticals, Inc.
4.2	FermaVir Pharmaceuticals, Inc. 2005 Equity Compensation Incentive Plan.
4.3	Form of 6% Promissory Note of Venus Beauty Supply, Inc.
10.1	Repurchase Agreement dated as of August 16, 2005 by and between Venus Beauty Supply, Inc. and Panetta Partners, Ltd.
10.2	Consulting Agreement dated as of August 16, 2005 by and between Gabriele M. Cerrone and Venus Beauty Supply, Inc.
10.3	Management Rights Agreement dated as of August 16, 2005 by and among Venus Beauty Supply, Inc., Gabriele M. Cerrone and Panetta Partners, Ltd.
99.1	Press Release of Venus Beauty Supply, Inc. dated August 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2005

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson, Ph.D.

Geoffrey W. Henson, Ph.D.